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                                                                    EXHIBIT 23.




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-78352-D) pertaining to The UniMark Group, Inc. 1994 Employee Stock Option Plan and The UniMark Group, Inc. 1994 Stock Option Plan for Directors of our report dated February 28, 1997, with respect to the financial statements of The UniMark Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1996.



                                                 ERNST & YOUNG LLP


Dallas, Texas
March 26, 1997